EXHIBIT 10.1
AMENDMENT NO. 1
Dated as of December 18, 2015
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 20, 2013
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 18, 2015 by and among Materion Corporation (the “Company”), Materion Advanced Materials Technologies and Services Netherlands B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Second Amended and Restated Credit Agreement dated as of June 20, 2013 by and among the Company, the Dutch Borrower, the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended to (i) delete the definitions of “Designated Persons”, “Executive Order” and “Sanctions Laws and Regulations” appearing therein in their entirety and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:
“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen and (v) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth herein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Amendment No. 1 Effective Date” means December 18, 2015.
“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Borrower organized under the laws of the Netherlands, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
“Indemnified Taxes” means Taxes that are imposed on or with respect to any payment made by a Borrower hereunder other than Excluded Taxes or Other Taxes.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“Limited Conditionality Acquisition” means any Acquisition permitted under Section 6.04(g) for which the Company has determined, in good faith, that limited conditionality is reasonably necessary.
“Limited Conditionality Acquisition Agreement” means, with respect to any Limited Conditionality Acquisition, the definitive acquisition documentation in respect thereof.
“Maturity Date” means December 18, 2020.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.
“Reference Banks” means the principal London (or other applicable) offices of JPMorgan Chase Bank, N.A. and such other banks as may be appointed by the Administrative Agent in consultation with the Company. No Lender shall be obligated to be a Reference Bank without its consent.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of the Amendment No. 1 Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessment fees, similar charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e).
(b)    The definition of “ Applicable Rate” appearing in Section 1.01 of the Credit Agreement is amended to restate the table appearing therein in its entirety to read as follows:

	Leverage Ratio:	Commitment Fee Rate	Eurocurrency Spread	ABR Spread	Commercial L/C Rate
Category 1:	< 1.00 to 1.00	0.20%	1.375%	0.375%	0.6875%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	0.225%	1.50%	0.50%	0.75%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	0.25%	1.625%	0.625%	0.8125%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	0.30%	1.75%	0.75%	0.875%
Category 5:	≥ 2.50 to 1.00	0.35%	2.00%	1.00%	1.00%

(c)    The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby further amended to restate clause (iii) thereof in its entirety as follows:
“(iii) notwithstanding the foregoing, Category 1 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first full or partial Fiscal Quarter ending after the Amendment No. 1 Effective Date (unless such Financials demonstrate that Category 2, 3, 4 or 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.”
(d)    The definition of “Change in Law” appearing in Section 1.01 of the Credit Agreement is hereby amended to insert a reference to “, implementation” immediately after the word “interpretation” appearing therein.
(e)    The definition of “Consolidated Funded Debt” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “$500,000,000” appearing therein and replace it with a reference to “$600,000,000”.
(f)    The definition of “Dollar Amount” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “the equivalent in such currency of Dollars” appearing therein and replace it with a reference to “the equivalent amount thereof in Dollars”.
(g)    The definition of “Federal Funds Effective Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to add the following proviso immediately at the end thereof as follows:
“; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(h)    The definition of “Permitted Precious Metals Agreements” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “$500,000,000” appearing therein and replace it with a reference to “$600,000,000”.
(i)    The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “, in the case of Dollar denominated Loans,” appearing therein.
(j)    Section 2.02(e) of the Credit Agreement is hereby restated in its entirety as follows:
“(e)    An initial Borrowing from any Lender, and (to the extent before such initial Borrowing) any initial Letter of Credit issued under Section 2.06 by the Issuing Bank, to any Borrower that is organized under the laws of the Netherlands shall at all times be provided by a Lender that is a Dutch Non-Public Lender.”
(k)    Section 2.06(a) of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:
“Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.”
(l)    Section 2.14 of the Credit Agreement is hereby restated in its entirety as follows:
“SECTION 2.14. Alternate Rate of Interest.
(a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing, the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.
(b) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or
(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.”
(m)    Section 2.17(c) of the Credit Agreement is hereby amended to insert the phrase “or payable” immediately after the first reference to “or Other Taxes paid” appearing therein.
(n)    Section 2.17(e) of the Credit Agreement is hereby restated in its entirety as follows:
“(e)    (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(e)(ii)(A), 2.17(e)(ii)(B) and 2.17(h) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Company is the Borrower:
(A)    any Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.”
(o)    Section 2.17(g) of the Credit Agreement is hereby restated in its entirety as follows:
“(g)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of each Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register) and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(g) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).”
(p)    Section 2.17 of the Credit Agreement is hereby amended to add the a new clause (i) thereto as follows:
“(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 1 Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i).”
(q)    Section 2.20 of the Credit Agreement is hereby restated in its entirety as follows:
“SECTION 2.20.    Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed the sum of (A) $100,000,000 plus (B) additional such increases and/or Incremental Term Loans in an aggregate amount not to exceed $200,000,000 so long as, after giving effect (including on a Pro Forma Basis) thereto (assuming that any such increased Commitments are drawn in full), the Leverage Ratio shall not exceed 3.00 to 1.00 (other than to the extent such increased Commitments and/or Incremental Term Loans are incurred pursuant to this clause (B) concurrently with the incurrence of increased Commitments and/or Incremental Term Loans in reliance on clause (A) of this sentence, in which case the Leverage Ratio shall be permitted to exceed 3.00 to 1.00 to the extent of such increased Commitments and/or Incremental Term Loans incurred in reliance on such clause (A)); provided that, for the avoidance of doubt, increased Commitments and Incremental Term Loans may be incurred pursuant to this clause (B) prior to utilization of the amount set forth in clause (A) of this sentence. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), to increase their existing Commitments, or to participate in such Incremental Term Loans, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless (other than with respect to the incurrence of Incremental Term Loans the proceeds of which shall be used to consummate a Limited Conditionality Acquisition as to which the immediately following condition (i) below shall not apply), (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase; provided that no Incremental Term Loans in respect of a Limited Conditionality Acquisition shall become effective unless (1) as of the date of execution of the Limited Conditionality Acquisition Agreement by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into the Limited Conditionality Acquisition Agreement, (2) as of the date of the borrowing of such Incremental Term Loans, no Event of Default under clauses (a), (b), (h), (i) or (j) of Article VII is in existence immediately before or after giving effect (including on a Pro Forma Basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, (4) as of the date of the borrowing of such Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Incremental Term Loans) shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) immediately prior to, and after giving effect to, the incurrence of such Incremental Term Loans and (5) as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto, the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.
(r)    Section 3.04(b) of the Credit Agreement is hereby amended to delete the date “December 31, 2012” appearing therein and replace such date with “December 31, 2014”.
(s)    Section 3.19 of the Credit Agreement is hereby restated in its entirety as follows:
“SECTION 3.19.    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Foreign Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.”
(t)    Section 5.07 of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:
“The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective officers and employees with Anti-Corruption Laws and applicable Sanctions.”
(u)    Section 5.08 of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:
“No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
(v)    Section 6.01(h) of the Credit Agreement is hereby amended to delete the reference to “$500,000,000” appearing therein and replace it with a reference to “$600,000,000”.
(w)    Section 6.02(h) of the Credit Agreement is hereby amended to insert the phrase “or is contesting such amounts in good faith by appropriate proceedings” immediately after the reference to “any lease of such real Property” appearing therein.
(x)    Section 6.04(g) of the Credit Agreement is hereby restated in its entirety as follows:
“(g)    Acquisitions; provided, that, at the time of and immediately after giving effect to any such Acquisition, (i) no Event of Default has occurred and is continuing or would arise after giving effect thereto, (ii) such Acquisition is not a Hostile Acquisition, (iii) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or business reasonably related thereto, (iv) the Company and the Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such Acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 6.11 recomputed as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such Acquisition exceeds $100,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections reasonably requested by the Administrative Agent, (v) in the case of an Acquisition or merger involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation (provided that any such merger involving the Company must result in the Company as the surviving entity) and (vi) immediately prior to and immediately after giving effect (including giving effect on a Pro Forma Basis) to any such Acquisition, the Leverage Ratio does not exceed 3.25 to 1.00;”
(y)    Section 6.07 of the Credit Agreement is hereby amended to delete the reference to “does not exceed 2.50 to 1.00” appearing therein and replace it with a reference to “does not exceed 2.75 to 1.00”.
(z)    Section 6.12 of the Credit Agreement is hereby deleted in its entirety.
(aa)    Section 9.02(b) of the Credit Agreement is hereby amended to insert a parenthetical at the end of clause (ii) thereof as follows:
“(except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii))”
(bb)    Section 9.03(b) of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:
“This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.”
(cc)    Section 9.04(b)(ii)(E) of the Credit Agreement is hereby restated in its entirety as follows:
“(E)    other than assignments to an existing Lender, any assignment or transfer to or assumption by any Person of all or a portion of a Lender's rights and obligations under this Agreement (including all or a portion of its Commitments or Loans) with respect to a Borrower organized under the laws of the Netherlands shall only be permitted if such Person is a Dutch Non-Public Lender.”
(dd)    Section 9.04(b)(ii) of the Credit Agreement is hereby amended to delete the reference to “(b) a Defaulting Lender,” appearing in the definition of “Ineligible Institution” appearing therein and replace it with a reference to “(b) a Defaulting Lender or its Parent,”.
(ee)    Section 9.04(b)(iv) of the Credit Agreement is hereby amended to delete the reference to “as an agent of each Borrower” appearing therein and replace it with a reference to “as a non-fiduciary agent of each Borrower”.
(ff)    Section 9.04(c)(i) of the Credit Agreement is hereby amended to delete the reference to “Subject to paragraph (c)(ii) of this Section, each Borrower agrees” appearing therein and replace it with a reference to “Subject to the following clause (B) of this Section 9.04(c)(i), each Borrower agrees”.
(gg)    Section 9.04(c)(ii) of the Credit Agreement is hereby amended to (i) delete the first sentence thereof in its entirety and (ii) delete the reference to “for this purpose as an agent of the Borrower,” appearing therein and replace it with a reference to “for this purpose as a non-fiduciary agent of the Borrower,”.
(hh)    Section 9.12 of the Credit Agreement is hereby amended to delete the reference to “on a nonconfidential basis prior to disclosure by the Company” appearing in the first paragraph thereof and replace it with a reference to “on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry”.
(ii)    Annex I to Exhibit A of the Credit Agreement is hereby amended to delete the reference to “if it is a Foreign Lender,” appearing in Section 1.2 thereof.
(jj)    The Exhibits to the Credit Agreement are hereby amended to add Exhibits I-1 through I-4 as set forth on Annex A hereof.
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrowers, the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the effective date of this Amendment) of (i) Jones Day, counsel for the Loan Parties other than the Dutch Borrower and (ii) Jones Day, counsel for the Dutch Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and, in each case, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of this Amendment and the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents, this Amendment or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the effective date of this Amendment, signed by the President, a Vice President or a Financial Officer of the Company, certifying that, after giving effect to this Amendment, the Borrowers are in compliance with paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.
(e)    The Administrative Agent shall have received, for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an upfront fee in an amount equal to the amount previously disclosed to the Lenders.
(f)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date of this Amendment, including, to the extent invoiced, payment and/or reimbursement of the Administrative Agent’s and its Affiliates’ reasonable out-of-pocket fees and expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents.
(g)    The Administrative Agent shall have made such reallocations of each Lender’s Applicable Percentage of the Revolving Credit Exposure under the Credit Agreement as are necessary in order that the Revolving Credit Exposure with respect to such Lender reflects such Lender’s Applicable Percentage of the Revolving Credit Exposure under the Credit Agreement as amended hereby. The Borrowers hereby agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans and the reallocation described in this clause (g), in each case on the terms and in the manner set forth in Section 2.16 of the Credit Agreement.
3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in the Credit Agreement are true and correct.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a “Loan Document” under (and as defined in) the Credit Agreement.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to its conflicts of laws principles.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
MATERION CORPORATION,
as the Company

By:/s/ Michael C. Hasychak
Name: Michael C. Hasychak
Title:     Vice President, Treasurer & Secretary
MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES NETHERLANDS B.V.
as the Dutch Borrower

By: /s/ S.J. C. A. Pijnenburg
Name: S. J. C. A. Pijnenburg
Title: Attorney-in-Fact

By: /s/ Paul Zwagerman
Name: Paul Zwagerman
Title: Proxyholder B

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Swingline Lender, as Issuing Bank and as Administrative Agent

By: /s/ Matthew J. Gausman
Name: Matthew J. Gausman
Title: Authorized Signer

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Michael E. Miller
Name: Michael E. Miller
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Marcel Fournier
Name: Marcel Fournier
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Mark M. Mountain
Name: Mark M. Mountain
Title: Vice President

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

FIFTH THIRD BANK,
as a Lender

By: /s/ John Dilegge
Name: John DiLegge
Title: Managing Director

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of June 20, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Materion Corporation, Materion Advanced Materials Technologies and Services Netherlands B.V., the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of December 18, 2015 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.
Dated: December 18, 2015
[Signature Page Follows]

MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. By: /s/ Michael C. Hasychak Name: Michael C. Hasychak Title: Vice President, Secretary & Treasurer

MATERION BRUSH INC. By: /s/ Michael C. Hasychak Name: Michael C. Hasychak Title: Vice President, Secretary & Treasurer

MATERION NATURAL RESOURCES INC. By: /s/ Michael C. Hasychak Name: Michael C. Hasychak Title: Treasurer

MATERION LARGE AREA COATINGS LLC By: /s/ Gary W. Schiavoni Name: Gary W. Schiavoni Title: Assistant Secretary and Assistant Treasurer

ANNEX A
EXHIBIT I-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Materion Corporation (the “Company”), the Dutch Borrower and the other Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT I-2
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Materion Corporation (the “Company”), the Dutch Borrower and the other Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT I-3
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Materion Corporation (the “Company”), the Dutch Borrower and the other Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners’/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT I-4
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 20, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Materion Corporation (the “Company”), the Dutch Borrower and the other Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners’/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

ANNEX B

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$78,250,000
Bank of America, N.A.	$67,250,000
KeyBank National Association	$67,250,000
Wells Fargo Bank, National Association	$67,250,000
Citizens Bank, N.A.	$55,000,000
Fifth Third Bank	$40,000,000
AGGREGATE COMMITMENT	$375,000,000

CH\2080225.8